Cincinnati Bell Reports Third Quarter 2014 Results

HIGHLIGHTS

•	Revenue from strategic products was $111 million, up 19 percent over the prior year

•	Fioptics revenue totaled $37 million, up 39 percent year-over-year

•	Strong third quarter Adjusted EBITDA of $96 million

•	Completed the wireless spectrum sale with cash proceeds totaling $194 million

CINCINNATI - November 5, 2014 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2014, highlighted by the completion of the Wireless spectrum sale and continued revenue growth generated by its strategic investments. Revenue from strategic products totaled $111 million for the quarter, up 19 percent over the prior year.

Wireline revenue totaled $184 million in the third quarter, up $3 million compared to a year ago, as demand for Fioptics remains high. In the third quarter, the company added 8,400 high-speed internet subscribers and 5,300 new video subscribers. During the quarter we passed 15,900 homes with Fioptics and the product is now available to 40 percent of Greater Cincinnati. The company has also expanded the number of households capable of receiving at least 10 megabits of speed to 468,700, more than 55 percent of our market. The number of our internet customers subscribing to these speeds has grown 37 percent year-over-year and now accounts for 45 percent of our internet subscriber base.

"The completion of the Wireless spectrum sale and the initial monetization of our CyrusOne investment has created an opportunity to accelerate our fiber investments and capitalize on the growing demand for our strategic products," said Ted Torbeck, president and chief executive officer. "Our fiber investments have significantly changed the perception of Cincinnati Bell and are essential to creating a fiber based entertainment, communications, and IT solutions company with growing revenue, growing profits, and significant cash flows," added Torbeck.

CONSOLIDATED RESULTS1
Consolidated revenue for the third quarter of 2014 was $328 million, up $17 million from the prior year. Operating income for the quarter totaled $16 million and Adjusted EBITDA2 was $96 million, both down compared to third quarter of 2013, primarily due to declining Wireless results combined with increased Wireline costs associated with accelerating fiber investments and projects aimed at streamlining operations and shared service functions.

The 2014 third quarter net loss of $27 million included the following special items directly related to Wireless: restructuring charges of $9 million, asset impairments of $8 million and transaction costs of $3 million. During the quarter we also recorded a $19 million loss on extinguishment of debt related to the redemption of $325 million 8 3/4 percent Senior Subordinated Notes due 2018.

Year-to-date consolidated revenue totaled $970 million, up $21 million from a year ago. Operating income totaled $109 million and Adjusted EBITDA was $301 million. Net income for the first nine months of 2014 totaled $94 million due primarily to the gain resulting from the initial monetization of our CyrusOne investment, partially offset by initiating the wind-down of wireless operations and the loss on extinguishment of debt.

Wireline Segment

•	Wireline revenue for the quarter totaled $184 million, up $3 million compared to the prior year.

◦	Fioptics revenue for the quarter was $37 million, up 39 percent from the prior year.

◦	Strategic revenue for business customers totaled $42 million (including $2 million of Fioptics revenue) for the quarter, up 10 percent compared to the prior year.

•	Operating income was $44 million in the quarter and Adjusted EBITDA totaled $76 million.

•	Adjusted EBITDA margin[3] for the third quarter was 41 percent.

◦	Decrease from prior year resulted from additional costs to support our fiber acceleration and projects aimed at streamlining operations and shared service functions.

•	Fioptics video subscribers totaled 87,800 at the end of the third quarter, up 26 percent compared to the same period in 2013.

•	Fioptics internet subscribers totaled 106,700, adding 8,400 new Fioptics high-speed internet subscribers in the quarter.

IT Services and Hardware Segment

•	Revenue of $120 million for the quarter was up 37 percent over the prior year.

◦	Strategic managed and professional services revenue was $35 million in the quarter, up 15 percent compared to the prior year.

◦	Hardware revenue was $83 million for the quarter, up 48 percent year-over-year.

•	Operating income totaled $8 million for the quarter, up 84 percent compared to the prior year.

•	Adjusted EBITDA was $12 million for the quarter, up 70 percent compared to the third quarter of 2013.

Wireless Segment

•	Revenue was $30 million for the quarter, down 39 percent from the prior year.

•	Operating loss totaled $33 million in the quarter, compared to income of $7 million a year ago.

•	Adjusted EBITDA of $10 million in the quarter was down $4 million compared to the same period a year ago.

•	During the quarter we lost 99,900 subscribers, ending the quarter with 101,300 postpaid subscribers and 75,500 prepaid subscribers.

Investment in CyrusOne

•	Cincinnati Bell now effectively owns 44 percent of CyrusOne as an equity method investment, valued at $685 million as of September 30, 2014.

•	CyrusOne reported strong third quarter 2014 revenue of $85 million and Adjusted EBITDA of $42 million.

2014 Outlook
On September 30, 2014 the Company completed the sale of its wireless spectrum and has suspended guidance related to this segment. As such, excluding Wireless, the company is affirming the 2014 Adjusted EBITDA guidance and increasing its revenue guidance as follows:

Category	2014 Guidance (excluding Wireless)	Revised 2014 Guidance (excluding Wireless)
Revenue	$1.0 billion	$1.1 billion
Adjusted EBITDA	$333 million*	$333 million*
*Plus or minus 2 percent
Conference Call/Webcast
Cincinnati Bell will host a conference call on November 5 at 8:00 a.m. (ET) to discuss its results for the third quarter of 2014. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 468-2440. Callers located outside of the U.S. and Canada may dial (719) 325-2435. A taped replay of the conference call will be available one hour after the conclusion of the call until 8:00 a.m. on Wednesday November 19, 2014. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 1882669. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items, and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Consolidated Results for the nine month period ended September 30, 2013 includes CyrusOne's results of operations from January 1, 2013 through January 23, 2013. On January 24, 2013, the Company successfully completed the initial public offering ("IPO") of CyrusOne and no longer consolidates its results, but accounts for CyrusOne as an equity method investment. Results referenced within the Consolidated Results section for the nine month period ended September 30, 2013 exclude the operations of CyrusOne for the period January 1, 2013 through January 23, 2013, to effectively provide comparative results to 2014. Excluding CyrusOne results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures of revenue, operating income, or profitability.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, transaction-related compensation, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

CyrusOne defines Adjusted EBITDA as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner as CyrusOne. Accordingly, CyrusOne's Adjusted EBITDA as presented may not be comparable to others. Detailed reconciliations of CyrusOne's Adjusted EBITDA to the comparable GAAP financial measure are available in the Investor Relations section of www.cyrusone.com.

3Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents. Net debt should not be considered as an alternative to comparable GAAP measures of liquidity and may not be comparable with the measure as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed internet, video and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell owns approximately 44% of CyrusOne (NASDAQ: CONE), which specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 655 customers, including 9 of the Fortune 20 and 141 of the Fortune 1000 companies. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	$	%	2014	2013	$	%

Revenue	$327.5	$310.8	$16.7	5%	$969.9	$948.5	$21.4	2%

Costs and expenses
Cost of services and products	179.5	159.9	19.6	12%	515.4	480.5	34.9	7%
Selling, general and administrative	57.5	53.6	3.9	7%	167.4	161.4	6.0	4%
Depreciation and amortization	61.4	39.8	21.6	54%	168.6	127.6	41.0	32%
Transaction-related compensation	—	—	—	n/m	—	42.6	(42.6)	n/m
Restructuring charges	9.0	—	9.0	n/m	15.4	10.8	4.6	43%
Asset impairment	7.5	—	7.5	n/m	7.5	—	7.5	n/m
Curtailment gain	—	—	—	n/m	—	(0.6)	0.6	n/m
(Gain) loss on sale or disposal of assets, net	—	(0.2)	0.2	n/m	(0.1)	2.6	(2.7)	n/m
Amortization of deferred gain	(6.4)	(0.5)	(5.9)	n/m	(16.5)	(1.7)	(14.8)	n/m
Transaction costs	3.0	0.5	2.5	n/m	3.7	1.6	2.1	n/m

Operating income	16.0	57.7	(41.7)	(72)%	108.5	123.7	(15.2)	(12)%

Interest expense	35.8	46.7	(10.9)	(23)%	116.8	140.0	(23.2)	(17)%
Loss on extinguishment of debt	19.4	—	19.4	n/m	19.4	—	19.4	n/m
Loss from CyrusOne equity method investment	—	1.5	(1.5)	n/m	1.9	8.1	(6.2)	(77)%
Gain on sale of CyrusOne equity method investment	—	—	—	n/m	(192.8)	—	(192.8)	n/m
Other (income) expense, net	(0.2)	(1.2)	1.0	83%	0.5	(1.4)	1.9	n/m

(Loss) income before income taxes	(39.0)	10.7	(49.7)	n/m	162.7	(23.0)	185.7	n/m
Income tax (benefit) expense	(11.7)	1.4	(13.1)	n/m	68.8	3.6	65.2	n/m

Net (loss) income	(27.3)	9.3	(36.6)	n/m	93.9	(26.6)	120.5	n/m

Preferred stock dividends	2.6	2.6	—	0%	7.8	7.8	—	0%

Net (loss) income applicable to common shareowners	$(29.9)	$6.7	$(36.6)	n/m	$86.1	$(34.4)	$120.5	n/m

Basic and diluted (loss) earnings per common share	$(0.14)	$0.03			$0.41	$(0.17)

Weighted average common shares outstanding
(in millions)
- Basic	208.7	207.0			208.4	205.6
- Diluted	208.7	208.5			209.4	205.6

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	$	%	2014	2013	$	%
Wireline
Revenue
Data	$84.1	$79.6	$4.5	6%	$251.3	$236.9	$14.4	6%
Voice - local service	49.6	56.6	(7.0)	(12)%	154.6	174.4	(19.8)	(11)%
Long distance and VoIP	26.9	26.8	0.1	0%	80.6	80.5	0.1	0%
Entertainment	19.5	14.4	5.1	35%	54.9	39.4	15.5	39%
Other	3.9	4.0	(0.1)	(3)%	10.9	11.5	(0.6)	(5)%

Total revenue	184.0	181.4	2.6	1%	552.3	542.7	9.6	2%

Operating costs and expenses
Cost of services and products	76.9	72.4	4.5	6%	221.9	213.4	8.5	4%
Selling, general and administrative	35.2	31.7	3.5	11%	98.2	94.4	3.8	4%
Depreciation and amortization	29.3	29.7	(0.4)	(1)%	85.6	83.8	1.8	2%
Other*	(1.3)	(0.2)	(1.1)	n/m	(0.4)	4.3	(4.7)	n/m

Total operating costs and expenses	140.1	133.6	6.5	5%	405.3	395.9	9.4	2%

Operating income	$43.9	$47.8	$(3.9)	(8)%	$147.0	$146.8	$0.2	0%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$83.2	$56.2	$27.0	48%	$217.0	$169.2	$47.8	28%
Managed and professional services	36.8	31.3	5.5	18%	106.5	88.8	17.7	20%

Total revenue	120.0	87.5	32.5	37%	323.5	258.0	65.5	25%

Operating costs and expenses
Cost of services and products	94.4	69.4	25.0	36%	259.7	209.5	50.2	24%
Selling, general and administrative	14.5	11.2	3.3	29%	38.9	33.7	5.2	15%
Depreciation and amortization	3.0	2.5	0.5	20%	8.6	7.5	1.1	15%
Other*	—	—	—	n/m	—	0.7	(0.7)	n/m

Total operating costs and expenses	111.9	83.1	28.8	35%	307.2	251.4	55.8	22%

Operating income	$8.1	$4.4	$3.7	84%	$16.3	$6.6	$9.7	n/m

Wireless
Revenue
Service	$29.6	$45.0	$(15.4)	(34)%	$109.6	$141.8	$(32.2)	(23)%
Equipment	0.5	4.1	(3.6)	(88)%	6.4	12.3	(5.9)	(48)%

Total revenue	30.1	49.1	(19.0)	(39)%	116.0	154.1	(38.1)	(25)%

Operating costs and expenses
Cost of services and products	13.5	24.7	(11.2)	(45)%	52.6	73.2	(20.6)	(28)%
Selling, general and administrative	6.3	10.5	(4.2)	(40)%	20.7	29.3	(8.6)	(29)%
Depreciation and amortization	29.1	7.4	21.7	n/m	74.2	30.7	43.5	n/m
Other*	14.2	(0.5)	14.7	n/m	9.3	1.8	7.5	n/m

Total operating costs and expenses	63.1	42.1	21.0	50%	156.8	135.0	21.8	16%

Operating (loss) income	$(33.0)	$7.0	$(40.0)	n/m	$(40.8)	$19.1	$(59.9)	n/m

Data Center Colocation**
Revenue	$—	$—	$—	n/m	$—	$15.6	$(15.6)	n/m

Operating costs and expenses
Cost of services	—	—	—	n/m	—	4.8	(4.8)	n/m
Selling, general and administrative	—	—	—	n/m	—	2.4	(2.4)	n/m
Depreciation and amortization	—	—	—	n/m	—	5.2	(5.2)	n/m

Total operating costs and expenses	—	—	—	n/m	—	12.4	(12.4)	n/m

Operating income	$—	$—	$—	n/m	$—	$3.2	$(3.2)	n/m

	*Other includes restructuring charges, asset impairment, curtailment gain, (gain) loss on sale or disposal of assets, amortization of deferred gain and transaction costs.

**Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	$	%	2014	2013	$	%
Revenue
Wireline	$184.0	$181.4	$2.6	1%	$552.3	$542.7	$9.6	2%
IT Services and Hardware	120.0	87.5	32.5	37%	323.5	258.0	65.5	25%
Wireless	30.1	49.1	(19.0)	(39)%	116.0	154.1	(38.1)	(25)%
Data Center Colocation**	—	—	—	n/m	—	15.6	(15.6)	n/m
Eliminations	(6.6)	(7.2)	0.6	8%	(21.9)	(21.9)	—	0%

Total revenue	$327.5	$310.8	$16.7	5%	$969.9	$948.5	$21.4	2%

Cost of Services and Products
Wireline	$76.9	$72.4	$4.5	6%	$221.9	$213.4	$8.5	4%
IT Services and Hardware	94.4	69.4	25.0	36%	259.7	209.5	50.2	24%
Wireless	13.5	24.7	(11.2)	(45)%	52.6	73.2	(20.6)	(28)%
Data Center Colocation**	—	—	—	n/m	—	4.8	(4.8)	n/m
Eliminations	(5.3)	(6.6)	1.3	20%	(18.8)	(20.4)	1.6	8%

Total cost of services and products	$179.5	$159.9	$19.6	12%	$515.4	$480.5	$34.9	7%

Selling, General and Administrative
Wireline	$35.2	$31.7	$3.5	11%	$98.2	$94.4	$3.8	4%
IT Services and Hardware	14.5	11.2	3.3	29%	38.9	33.7	5.2	15%
Wireless	6.3	10.5	(4.2)	(40)%	20.7	29.3	(8.6)	(29)%
Data Center Colocation**	—	—	—	n/m	—	2.4	(2.4)	n/m
Corporate and eliminations	1.5	0.2	1.3	n/m	9.6	1.6	8.0	n/m

Total selling, general and administrative	$57.5	$53.6	$3.9	7%	$167.4	$161.4	$6.0	4%

Depreciation and Amortization
Wireline	$29.3	$29.7	$(0.4)	(1)%	$85.6	$83.8	$1.8	2%
IT Services and Hardware	3.0	2.5	0.5	20%	8.6	7.5	1.1	15%
Wireless	29.1	7.4	21.7	n/m	74.2	30.7	43.5	n/m
Data Center Colocation**	—	—	—	n/m	—	5.2	(5.2)	n/m
Corporate	—	0.2	(0.2)	n/m	0.2	0.4	(0.2)	(50)%

Total depreciation and amortization	$61.4	$39.8	$21.6	54%	$168.6	$127.6	$41.0	32%

Other*
Wireline	$(1.3)	$(0.2)	$(1.1)	n/m	$(0.4)	$4.3	$(4.7)	n/m
IT Services and Hardware	—	—	—	n/m	—	0.7	(0.7)	n/m
Wireless	14.2	(0.5)	14.7	n/m	9.3	1.8	7.5	n/m
Data Center Colocation**	—	—	—	n/m	—	—	—	n/m
Corporate	0.2	0.5	(0.3)	n/m	1.1	48.5	(47.4)	(98)%

Total other	$13.1	$(0.2)	$13.3	n/m	$10.0	$55.3	$(45.3)	(82)%

Operating Income (Loss)
Wireline	$43.9	$47.8	$(3.9)	(8)%	$147.0	$146.8	$0.2	0%
IT Services and Hardware	8.1	4.4	3.7	84%	16.3	6.6	9.7	n/m
Wireless	(33.0)	7.0	(40.0)	n/m	(40.8)	19.1	(59.9)	n/m
Data Center Colocation**	—	—	—	n/m	—	3.2	(3.2)	n/m
Corporate	(3.0)	(1.5)	(1.5)	n/m	(14.0)	(52.0)	38.0	(73)%

Total operating income	$16.0	$57.7	$(41.7)	(72)%	$108.5	$123.7	$(15.2)	(12)%

*Other includes transaction-related compensation, restructuring charges, asset impairment, curtailment gain, (gain) loss on sale or disposal of assets, amortization of deferred gain, and transaction costs.

**Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013

Local access lines
Residential	246.8	255.7	263.5	271.4	278.1
Business	246.0	250.1	255.3	259.3	263.1

	492.8	505.8	518.8	530.7	541.2

Long distance lines	371.4	378.6	386.9	394.1	400.8

Internet subscribers
DSL	163.8	172.0	178.4	188.5	191.3
Fioptics	106.7	98.3	91.6	79.9	74.3

	270.5	270.3	270.0	268.4	265.6

Fioptics video subscribers	87.8	82.5	77.5	74.2	69.7

Fioptics units passed	323.0	307.1	288.0	276.0	258.0

Wireless
Postpaid wireless subscribers	101.3	163.4	183.6	197.4	209.4
Prepaid wireless subscribers	75.5	113.3	136.2	142.3	145.8

	176.8	276.7	319.8	339.7	355.2

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	September 30,	December 31,
	2014	2013

Corporate Credit Agreement	$—	$40.0
Receivables Facility	112.4	106.2
8 3/4% Senior Subordinated Notes due 2018*	300.0	625.0
Corporate Credit Agreement - Tranche B Term Loan	534.6	538.6
8 3/8% Senior Notes due 2020	683.9	683.9
7 1/4% Senior Notes due 2023	40.0	40.0
Various Cincinnati Bell Telephone notes	134.5	134.5
Capital lease obligations and other debt	96.9	103.3
Net unamortized discount	(3.4)	(6.3)

Total debt	1,898.9	2,265.2

Less: Cash and cash equivalents**	(181.5)	(4.6)

Net debt (as defined by the company)	$1,717.4	$2,260.6

Corporate Credit Agreement availability:	$150.0	$160.0

Common shares outstanding	209.2	208.2

* On August 8, 2014, the company redeemed $325.0 million outstanding on its 8 3/4% Senior Subordinated Notes due 2018 at a redemption price of 104.375%

** On September 30, 2014, the company completed the sale of its wireless spectrum licenses for cash consideration of $194.4 million.

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended September 30, 2014
	Wireline	IT Services & Hardware	Wireless	Corporate	Total Company	Less: Wireless		Total company (excluding Wireless) *
Net Loss (GAAP)					$(27.3)
Add:
Income tax benefit					(11.7)
Interest expense					35.8
Loss on extinguishment of debt					19.4
Other income, net					(0.2)

Operating Income (loss) (GAAP)	$43.9	$8.1	$(33.0)	$(3.0)	$16.0	$(33.0)		$49.0
Add:
Depreciation and amortization	29.3	3.0	29.1	—	61.4	29.1		32.3
Restructuring (reversals) charges	(1.3)	—	10.3	—	9.0	10.3		(1.3)
Transaction costs	—	—	2.8	0.2	3.0	2.8	5.0	0.2
Amortization of deferred gain	—	—	(6.4)	—	(6.4)	(6.4)		—
Employee contract termination costs	—	0.6	—	—	0.6	—		0.6
Asset Impairment	—	—	7.5	—	7.5	7.5		—
Pension and other retirement plan expenses	4.0	—	—	0.6	4.6	—		4.6

Adjusted EBITDA (Non-GAAP)	$75.9	$11.7	$10.3	$(2.2)	$95.7	$10.3		$85.4

Adjusted EBITDA Margin	41%	10%	34%	—	29%

	Three Months Ended September 30, 2013
	Wireline	IT Services & Hardware	Wireless	Corporate	Total Company	Less: Wireless		Total company (excluding Wireless) *
Net Income (GAAP)					$9.3
Add:
Income tax expense					1.4
Interest expense					46.7
Loss from CyrusOne equity method investment					1.5
Other income, net					(1.2)

Operating Income (GAAP)	$47.8	$4.4	$7.0	$(1.5)	$57.7	$7.0		$50.7
Add:
Depreciation and amortization	29.7	2.5	7.4	0.2	39.8	7.4		32.4
Gain on sale or disposal of assets	(0.2)	—	—	—	(0.2)	—		(0.2)
Transaction costs	—	—	—	0.5	0.5	—		0.5
Pension and other retirement plan expenses	5.2	—	—	0.3	5.5	—		5.5

Adjusted EBITDA (Non-GAAP)	$82.5	$6.9	$14.4	$(0.5)	$103.3	$14.4		$88.9

Adjusted EBITDA Margin	45%	8%	29%	—	33%

Year-over-year dollar change in Adjusted EBITDA	$(6.6)	$4.8	$(4.1)	$(1.7)	$(7.6)			$(3.5)

Year-over-year percentage change in Adjusted EBITDA	(8)%	70%	(28)%	n/m	(7)%			(4)%

* Total company (excluding Wireless) does not include any pro-forma adjustments as described by Regulation S-X: Rule 11-02(b)-2 or consideration of any potential negative synergies.

Cincinnati Bell Inc.
Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2014
	Wireline	IT Services & Hardware	Wireless	Data Center Colocation	Corporate	Total Company	Less: Wireless	Total company (excluding Wireless) **

Net Income (GAAP)						$93.9
Add:
Income tax expense						68.8
Interest expense						116.8
Loss from CyrusOne equity method investment						1.9
Gain on sale of CyrusOne equity method investment						(192.8)
Loss on extinguishment of debt						19.4
Other expense, net						0.5

Operating Income (loss) (GAAP)	$147.0	$16.3	$(40.8)	$—	$(14.0)	$108.5	$(40.8)	$149.3
Add:
Depreciation and amortization	85.6	8.6	74.2	—	0.2	168.6	74.2	94.4
Restructuring charges	(0.2)	—	15.5	—	0.1	15.4	15.5	(0.1)
(Gain) loss on sale or disposal of assets	(0.2)	—	—	—	0.1	(0.1)	—	(0.1)
Transaction costs	—	—	2.8	—	0.9	3.7	2.8	0.9
Amortization of deferred gain	—	—	(16.5)	—	—	(16.5)	(16.5)	—
Employee contract termination costs	—	0.6	—	—	—	0.6	—	0.6
Asset Impairment	—	—	7.5	—	—	7.5	7.5	—
Pension and other retirement plan expenses	12.1	—	—	—	1.4	13.5	—	13.5

Adjusted EBITDA (Non-GAAP)	$244.3	$25.5	$42.7	$—	$(11.3)	$301.2	$42.7	$258.5

Adjusted EBITDA Margin	44%	8%	37%	—	—	31%

	Nine Months Ended September 30, 2013
	Wireline	IT Services & Hardware	Wireless	Data Center Colocation*	Corporate	Total Company	Less: Wireless	Total company (excluding Wireless) **

Net Loss (GAAP)						$(26.6)
Add:
Income tax expense						3.6
Interest expense						140.0
Loss from CyrusOne equity method investment						8.1
Other income, net						(1.4)

Operating Income (GAAP)	$146.8	$6.6	$19.1	$3.2	$(52.0)	$123.7	$19.1	$104.6
Add:
Depreciation and amortization	83.8	7.5	30.7	5.2	0.4	127.6	30.7	96.9
Transaction-related compensation	—	—	—	—	42.6	42.6	—	42.6
Restructuring charges	5.8	0.7	—	—	4.3	10.8	—	10.8
(Gain) loss on sale or disposal of assets	(0.9)	—	3.5	—	—	2.6	3.5	(0.9)
Transaction costs	—	—	—	—	1.6	1.6	—	1.6
Curtailment gain	(0.6)	—	—	—	—	(0.6)	—	(0.6)
Pension and other retirement plan expenses	16.3	—	—	—	1.0	17.3	—	17.3

Adjusted EBITDA (Non-GAAP)	$251.2	$14.8	$53.3	$8.4	$(2.1)	$325.6	$53.3	$272.3

Adjusted EBITDA Margin	46%	6%	35%	54%	—	34%

Year-over-year dollar change in Adjusted EBITDA	$(6.9)	$10.7	$(10.6)	$(8.4)	$(9.2)	$(24.4)		$(13.8)

Year-over-year percentage change in Adjusted EBITDA	(3)%	72%	(20)%	n/m	n/m	(7)%		(5)%

* Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

** Total company (excluding Wireless) does not include any pro-forma adjustments as described by Regulation S-X: Rule 11-02(b)-2 or consideration of any potential negative synergies.

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013**

Cash provided by operating activities	$27.0	$30.4	$120.8	$59.8

Capital expenditures	(45.6)	(46.1)	(121.1)	(142.0)
Proceeds from sale of CyrusOne equity method investment	—	—	355.9	—
Dividends received from CyrusOne	6.0	7.2	22.4	14.2
Proceeds from sale of Wireless spectrum licenses	194.4	—	194.4	—
Proceeds from sale of assets	—	0.2	2.0	1.8
Release of restricted cash	—	—	—	0.4
Cash divested from deconsolidation of CyrusOne	—	—	—	(12.2)
Other, net	—	—	(5.7)	—

Cash provided by (used in) investing activities	154.8	(38.7)	447.9	(137.8)

Proceeds from issuance of long-term debt	—	536.0	—	536.0
Decrease in corporate credit and receivables facilities, net	(2.4)	(108.8)	(33.8)	(52.0)
Repayment of debt	(342.3)	(1.9)	(350.6)	(6.7)
Debt issuance costs	—	(6.4)	—	(6.4)
Dividends paid on preferred stock	(2.6)	(2.6)	(7.8)	(7.8)
Proceeds from exercise of options and warrants	—	0.2	1.2	6.8
Other, net	(0.2)	—	(0.8)	(1.8)

Cash (used in) provided by financing activities	(347.5)	416.5	(391.8)	468.1

Net (decrease) increase in cash and cash equivalents	(165.7)	408.2	176.9	390.1
Cash and cash equivalents at beginning of period	347.2	5.5	4.6	23.6

Cash and cash equivalents at end of period	$181.5	$413.7	$181.5	$413.7

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(165.7)	$408.2	$176.9	$390.1
Less adjustments:
Proceeds from issuance of long-term debt	—	(536.0)	—	(536.0)
Decrease in corporate credit and receivables facilities, net	2.4	108.8	33.8	52.0
Cash divested from deconsolidation of CyrusOne	—	—	—	12.2
Repayment of debt	342.3	1.9	350.6	6.7
Debt issuance costs	—	6.4	—	6.4
Transaction-related compensation	—	—	—	42.6
Transaction costs	0.5	0.5	1.2	1.6
Proceeds from sale of CyrusOne equity method investment	—	—	(355.9)	—
Proceeds from sale of Wireless spectrum licenses	(194.4)	—	(194.4)	—

Free cash flow	(14.9)	(10.2)	12.2	(24.4)

Less: CyrusOne's free cash flows*	—	—	—	(3.3)
Free cash flow excluding CyrusOne	$(14.9)	$(10.2)	$12.2	$(21.1)

Income tax payments	$4.6	$0.0	$4.9	$2.8

*CyrusOne's free cash flows for 2013 were comprised of cash generated from operating activities of $4.0 million and cash used in investing activities of $7.3 million.

**Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended September 30, 2013	$(10.2)

Decrease in Adjusted EBITDA	(7.6)
Decrease in capital expenditures	0.5
Increase in interest payments	(2.2)
Decrease in pension and postretirement payments and contributions	24.6
Change in working capital and other	(20.0)

Free Cash Flow for the three months ended September 30, 2014	$(14.9)

Free Cash Flow for the nine months ended September 30, 2013	$(24.4)
Less: CyrusOne's free cash flows for the period ended January 23, 2013	(3.3)
Free Cash Flow excluding CyrusOne for the nine months ended September 30, 2013	$(21.1)

Decrease in Adjusted EBITDA (excluding CyrusOne)*	(16.0)
Decrease in capital expenditures (excluding CyrusOne)*	13.2
Decrease in interest payments	7.3
Decrease in pension and postretirement payments and contributions	25.8
Change in working capital and other	3.0

Free Cash Flow for the nine months ended September 30, 2014	$12.2

*CyrusOne's Adjusted EBITDA and capital expenditures totaled $8.4 million and $7.7 million, respectively for the period January 1, 2013 through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013

Wireline	$41.8	$38.1	$26.2	$48.3	$41.2
IT Services and Hardware	3.5	2.5	2.5	3.0	2.7
Wireless	0.3	0.6	5.6	3.6	2.2
Total capital expenditures	$45.6	$41.2	$34.3	$54.9	$46.1

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			September 30, 2014
		September 30, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$327.5	$—		$327.5

	Costs and expenses
	Cost of services and products	179.5	—		179.5
	Selling, general and administrative	57.5	(0.6)	[A]	56.9
	Depreciation and amortization	61.4	—		61.4
	Restructuring charges	9.0	(9.0)	[B]	—
	Asset impairment	7.5	(7.5)	[C]	—
	Amortization of deferred gain	(6.4)	—		(6.4)
	Transaction costs	3.0	(3.0)	[D]	—
	Operating income	16.0	20.1		36.1

	Interest expense	35.8	—		35.8
	Loss on extinguishment of debt	19.4	(19.4)	[E]	—
	Other income, net	(0.2)	—		(0.2)

	(Loss) income before income taxes	(39.0)	39.5		0.5
	Income tax (benefit) expense	(11.7)	15.8		4.1

	Net loss	(27.3)	23.7		(3.6)

	Preferred stock dividends	2.6	—		2.6

	Net loss applicable to common shareowners	$(29.9)	$23.7		$(6.2)

	Weighted average diluted common shares	208.7	208.7		208.7

	Diluted loss per common share	$(0.14)	$0.11		$(0.03)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Employee contract termination costs associated with integrating IT services and Hardware segment with Wireline business markets.

B	Restructuring charges consist of employee severance and contract terminations as we prepare to shut-down wireless operations.

C	Asset impairment relates to wireless network upgrades abandoned in conjunction with the close of the agreement to sell wireless spectrum licenses.

D	Transaction costs relate to expenses incurred to sell wireless spectrum licenses and certain other assets.

E	Loss on extinguishment of debt related to the redemption of $325.0 million 8 3/4% Senior Subordinated Notes due 2018 on August 8, 2014 at a redemption rate of 104.375%.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			September 30, 2013
		September 30, 2013			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$310.8	$—		$310.8

	Costs and expenses
	Cost of services and products	159.9	—		159.9
	Selling, general and administrative	53.6	—		53.6
	Depreciation and amortization	39.8	—		39.8
	Gain on sale or disposal of assets, net	(0.2)	0.2	[A]	—
	Amortization of deferred gain	(0.5)	—		(0.5)
	Transaction costs	0.5	(0.5)	[B]	—
	Operating income	57.7	0.3		58.0

	Interest expense	46.7	0.3	[C]	47.0
	Loss from CyrusOne equity method investment	1.5	—		1.5
	Other income, net	(1.2)	1.1	[C]	(0.1)

	Income before income taxes	10.7	(1.1)		9.6
	Income tax expense	1.4	(0.4)		1.0

	Net income	9.3	(0.7)		8.6

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$6.7	$(0.7)		$6.0

	Weighted average diluted common shares	208.5	208.5		208.5

	Diluted earnings per common share	$0.03	$0.00		$0.03

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale or disposal of wireline network equipment.

B	Transaction costs relate to expenses incurred for exploring strategic alternatives for our Wireless business and legal and consulting costs associated with CyrusOne.

C	Use tax refund from assets previously disposed.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Nine
		Nine			Months Ended
		Months Ended			September 30, 2014
		September 30, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$969.9	$—		$969.9

	Costs and expenses
	Cost of services and products	515.4	—		515.4
	Selling, general and administrative	167.4	(0.6)	[A]	166.8
	Depreciation and amortization	168.6	—		168.6
	Restructuring charges	15.4	(15.4)	[B]	—
	Asset impairment	7.5	(7.5)	[C]	—
	Gain on sale or disposal of assets, net	(0.1)	0.1	[D]	—
	Amortization of deferred gain	(16.5)	—		(16.5)
	Transaction costs	3.7	(3.7)	[E]	—
	Operating income	108.5	27.1		135.6

	Interest expense	116.8	—		116.8
	Loss from CyrusOne equity method investment	1.9	—		1.9
	Gain on sale of CyrusOne equity method investment	(192.8)	192.8	[F]	—
	Loss on extinguishment of debt	19.4	(19.4)	[G]	—
	Other expense, net	0.5	—		0.5

	Income before income taxes	162.7	(146.3)		16.4
	Income tax expense	68.8	(58.5)		10.3

	Net income	93.9	(87.8)		6.1

	Preferred stock dividends	7.8	—		7.8

	Net income (loss) applicable to common shareowners	$86.1	$(87.8)		$(1.7)

	Weighted average diluted common shares	209.4	208.4	[H]	208.4

	Diluted earnings per common share	$0.41	$(0.42)		$(0.01)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Employee contract termination costs associated with integrating IT services and Hardware segment with Wireline business markets.

B
Restructuring charges consist of employee severance and contract terminations as we prepare to shut-down wireless operations. Employee severance also includes costs associated with outsourcing portions of our IT department.

C	Asset impairment relates to wireless network upgrades abandoned in conjunction with the close of the agreement to sell wireless spectrum licenses.

D	Gain on sale of wireline copper cabling.

E	Transaction costs relate to expenses incurred to sell wireless spectrum licenses and certain other assets.

F	Gain on sale of CyrusOne equity method investment.

G	Loss on extinguishment of debt related to the redemption of $325.0 million 8 3/4% Senior Subordinated Notes due 2018 on August 8, 2014 at a redemption rate of 104.375%.

H	Dilutive effect of common stock equivalents based on net income (loss) excluding special items.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Nine
		Nine			Months Ended
		Months Ended			September 30, 2013
		September 30, 2013			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$948.5	$—		$948.5

	Costs and expenses
	Cost of services and products	480.5	—		480.5
	Selling, general and administrative	161.4	—		161.4
	Depreciation and amortization	127.6	(8.5)	[A]	119.1
	Transaction-related compensation	42.6	(42.6)	[B]	—
	Restructuring charges	10.8	(10.8)	[C]	—
	Curtailment gain	(0.6)	0.6	[D]	—
	Loss on sale or disposal of assets, net	2.6	(2.6)	[E]	—
	Amortization of deferred gain	(1.7)	—		(1.7)
	Transaction costs	1.6	(1.6)	[F]	—
	Operating income	123.7	65.5		189.2

	Interest expense	140.0	0.3	[G]	140.3
	Loss from CyrusOne equity method investment	8.1	—		8.1
	Other income, net	(1.4)	1.1	[G]	(0.3)

	(Loss) income before income taxes	(23.0)	64.1		41.1
	Income tax expense	3.6	14.9	[H]	18.5

	Net (loss) income	(26.6)	49.2		22.6

	Preferred stock dividends	7.8	—		7.8

	Net (loss) income applicable to common shareowners	$(34.4)	$49.2		$14.8

	Weighted average diluted common shares	205.6	208.3	[I]	208.3

	Diluted (loss) earnings per common share	$(0.17)	$0.24		$0.07

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Increased depreciation due to one-time charge associated with a change in estimated useful lives assigned to wireless network software.

B	Transaction-related compensation represents incentives related to the completion of CyrusOne's initial public offering.

C	Restructuring charges consist of lease abandonments and severance.

D	Curtailment gain resulted from elimination of future pension service credits in the management pension plan.

E	Loss on sale or disposal of wireline and wireless network equipment.

F	Transaction costs relate to expenses incurred for exploring strategic alternatives for our Wireless business and legal and consulting costs associated with CyrusOne.

G	Use tax refund from assets previously disposed.

H	Tax effect of above adjustments at 40%, partially offset by a gross valuation allowance provision of $10.7 million for Texas margin tax credits.

I	Dilutive effect of common stock equivalents based on net income excluding special items.

Cincinnati Bell Inc.
Operating Income excluding CyrusOne
(Unaudited)
(Dollars in millions)

		For the nine months ended September 30, 2013

		Cincinnati Bell	Data Center			Cincinnati Bell
		including CyrusOne	Colocation	Other		excluding CyrusOne

	Revenue	$948.5	$(15.6)	$0.4	[A]	$933.3

	Costs and expenses
	Cost of services and products	480.5	(4.8)	0.4	[A]	476.1
	Selling, general and administrative	161.4	(2.4)	—		159.0
	Depreciation and amortization	127.6	(5.2)	—		122.4
	Transaction-related compensation	42.6	—	(20.0)	[B]	22.6
	Restructuring charges	10.8	—	—		10.8
	Curtailment gain	(0.6)	—	—		(0.6)
	Loss on sale or disposal of assets, net	2.6	—	—		2.6
	Amortization of deferred gain	(1.7)	—	—		(1.7)
	Transaction costs	1.6	—	(0.4)	[C]	1.2
	Operating income	$123.7	$(3.2)	$20.4		$140.9

A	Represents intersegment transactions.
B	Transaction-related compensation paid to CyrusOne related to CyrusOne employees.
C	Transaction costs related to the CyrusOne IPO.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

On April 6, 2014, the company announced it had entered into agreements to sell its wireless spectrum licenses and certain other assets. At that time, we began planning to discontinue our wireless operations until the later of April 6, 2015 and 90 days after the transfer of licenses.

On September 30, 2014, the agreement to sell the wireless spectrum licenses closed and therefore we are suspending any further guidance related to the Wireless segment. We are reaffirming the 2014 Adjusted EBITDA guidance excluding our Wireless segment as follows:

2014 Operating Income (GAAP) Guidance	$180

Add:

Depreciation and amortization	130
Restructuring and other	5
Pension and other retirement plan expenses	18

2014 Adjusted EBITDA (Non-GAAP) Guidance	333	*

* Plus or minus 2 percent.
CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com